UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Blvd, Suite 640, Boca Raton FL 33432

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 3, 2021, on June 1, 2021, the stockholders of INmune Bio, Inc. (the “Company”) approved the Company’s 2021 Stock Incentive Plan (the “2021 Plan”), pursuant to which 2,000,000 shares of the Company’s common stock will be made available for issuance under the 2021 Plan.

On March 21, 2022, the Compensation Committee of the Board of Directors of the Company approved the issuance of option for the non-employee directors to purchase an aggregate of up to 175,000 shares of the Company’s common stock. As such, each non-employee director (“Optionee”) was granted an option to purchase 35,000 shares of the Company’s common stock with an exercise price of $7.92. One third (1/3) of the options will vest at the one-year anniversary of date of grant and the remaining unvested option will become vested and exercisable 1/24th every month thereafter until the option is 100% vested, which shall occur on the three-year anniversary of the date of grant. The options were granted from the 2021 Plan. The Company will execute a stock option agreement with each Optionee.

On March 21, 2022, the Compensation Committee of the Board of Directors of the Company approved the issuance of options to Ramond J. Tesi, the Company’s Chief Executive Officer, and David Moss, the Company’s Chief Financial Officer, pursuant to which Dr. Tesi and Mr. Moss may each purchase up to 130,000 shares of common stock at an exercise price of $7.92 per share. In addition, the Company approved the issuance of an option to Mark Lowdell, the Company’s Chief Scientific Officer, to purchase up to 104,000 shares of common stock at an exercise price of $7.92 per share. One third (1/3) of the options will vest at the one-year anniversary of date of grant and the remaining unvested option will become vested and exercisable 1/24th every month thereafter until the option is 100% vested, which shall occur on the three-year anniversary of the date of grant. The options were granted from the 2021 Plan. The Company will execute a stock option agreement with Dr. Tesi, Mr. Moss and Mr. Lowdell.

The option grants referenced above are qualified by reference to the form of option agreement which is being filed as exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)

The following exhibits are being filed herewith.

Exhibit No	Description

10.1	Form of Option Agreement between the Company and Non-Employee Directors and consultants
10.2	Form of Option Agreement for Employees of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: March 24, 2022	By:	/s/ David Moss
David Moss
Chief Financial Officer

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